Exhibit 10.3

October ___, 2013

Spherix Incorporated
7927 Jones Branch Drive, Suite 3125
Tysons Corner, VA 2102

Re:           Lockup Agreement

Ladies and Gentlemen:

We have filed a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), in order to register for resale 176,991 shares of our Common Stock, par value $0.0001 per share (the “Common Stock”), issued to RockStar Consortium US, LP (“RS”).  After several rounds of comments from the Securities and Exchange Commission, we anticipate that the Registration Statement is close to being declared effective.

We are offering some holders of Spherix Incorporated’s (the “Company”) securities who (i) were former shareholders of North South Holdings, Inc. (“North South”) and received shares of the Company’s Common Stock and/or Series D Preferred Stock in connection with the Company’s acquisition of North South  (the “North South Transaction”) or (ii) acquired such securities of the Company from a former shareholder of North South, the opportunity to include a limited number of shares of Common Stock and Common Stock into which the Series D Preferred Stock is convertible in the Registration Statement, or in any other registration statement permitted to register the shares under the Act.  In connection with the Registration Statement, we are soliciting North South Founders (as defined below) to execute this lockup agreement (the “Lockup Agreement”).

You hereby agree that you will not, for a period (the “Initial Lockup Period” and the Initial Lockup Period as extended by any Lockup Extension Events (as defined below), the “Lockup Period”) of one hundred and eighty (180) days following the date each North South Founder (as defined below) shall have executed this form of Lockup Agreement (the “Effective Date”); provided, that the Initial Lockup Period is subject to extension upon the occurrence of any of the following events during the Lockup Period (each, a “Lockup Extension Event”), with respect to the Common Stock and Series D Preferred Stock convertible into Common Stock listed below:

(1)
the date of the final prospectus filed by the Company with the Securities and Exchange Commission or press release (whichever is sooner) in connection with a public offering in which the Company receives gross proceeds of at least $15.0 million, without the prior written consent of the Company and the underwriter or placement agent (lead manager or book runner); and

(2)
the date of the final prospectus filed by the Company with the Securities and Exchange Commission or any Current Report on Form 8-K or press release (whichever is sooner) announcing a private placement of the Company’s securities in which the Company receives gross proceeds of at least $15.0 million, without the prior written consent of the Company and the underwriter or placement agent (lead manager or book runner); and

(3)
the date of filing with the Securities and Exchange Commission of any Current Report on Form 8-K or press release (whichever is sooner) announcing a material acquisition (defined as any acquisition requiring the filing of audited or pro-forma financial statements), without the prior written consent of the Company and the acquired company;

directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any (i) shares of Common Stock, (ii) shares of Series D Preferred Stock or (iii) shares of Common Stock into which the Series D Preferred Stock is convertible, which were received as consideration by you in connection with the North South Transaction (excluding your [__] shares of Common Stock and Common Stock into which the Series D Preferred Stock are convertible included in the Registration Statement and any shares of Common Stock and Common Stock into which the Series D Preferred Stock are convertible beyond the [__] shares of Common Stock subject to this Lockup Agreement) (such shares or securities, the “Restrained Shares”), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Restrained Shares or (iii) engage in any short selling of any Restrained Shares.  Notwithstanding the foregoing, the number of Restrained Shares (on an “as converted” basis) shall never exceed [__] shares of Common Stock and the Lock Up Period may only be extended pursuant to no more than two (2) Lockup Extension Events.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock Up Period, or (ii) prior to the expiration of the Lock Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock Up Period, the Company shall provide a written notice to all North South Founders extending the restrictions imposed by this Lockup Agreement until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition to the foregoing lockups, you hereby agree to execute the form of lockup requested by any underwriter or placement agent in connection with the above paragraphs (1) by the Company, provided that the restrictions of such lockup is no more onerous than the terms of this lockup.

The restrictions imposed by this Lockup Agreement shall not be in effect if the Company’s Common Stock as of such applicable time of determination has a “Bid Price” of at least $15.00 per share.  “Bid Price” means, for any share of Common Stock as of the particular time of determination, the bid price for the Common Stock on the NASDAQ Capital Market (the “Principal Market”) as reported by Bloomberg, LP (“Bloomberg”) as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for the Common Stock, the bid price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg as of such time of determination, or, if no bid price is reported for the Common Stock by Bloomberg as of such time of determination, the average of the bid prices of any market makers for the Common Stock as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination.  If the Bid Price cannot be calculated for the Common Stock as of the particular time of determination on any of the foregoing bases, the Bid Price of the Common Stock as of such time of determination shall be the fair market value as mutually determined by you and the Company.

All restrictions provided herein shall terminate on the last business day of each calendar month of the Lockup Period as to 1/12th of the number of Restrained Shares as of the date hereof, with the first 1/12 releasable on November 29, 2013; provided, that upon the occurrence of any Lockup Extension Event, all restrictions provided herein shall terminate on the last business day of each calendar month of the Lockup Period as to 1/12th of the remaining number of Restrained Shares as of the date of such last Lockup Extension Event (the “Leakout Provisions”).  For the avoidance of doubt, upon such termination of the Lockup Period on any securities, such securities shall cease to be “Restrained Shares” for all purposes hereunder.

If the Effective Date has not occurred by October 31, 2013, this Lockup Agreement shall automatically terminate and shall be null and void.

The Company hereby agrees to use its reasonable best efforts to amend the Certificate of Designation governing the Series D Preferred Stock to modify Section 5(e) thereof to eliminate any trading restrictions and any volume-linked conversion restrictions set forth therein.

The Company further agrees that, at any time, at your option, you may exchange any shares of Common Stock or Series D Convertible Preferred Stock, as applicable, in escrow for any non-escrowed shares of Common Stock or non-escrowed Series D Convertible Preferred Stock, as applicable; provided, that the aggregate number of shares of Common Stock (on an “as converted” basis) in the escrow prior to such exchange equals the aggregate number of shares of Common Stock (on an “as converted” basis) in the escrow after such exchange.

The Company further represents and warrants as of the date hereof and covenants and agrees from and after the date hereof with respect to the Restrained Shares that none of the terms offered to any North South Founder with respect to this Lockup Agreement or the registration of any shares with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Modification Agreement”), is or will be more favorable to such North South Founder than those set forth in this Lockup Agreement or provided to any other North South Founder.  For purposes hereof, “North South Founder” shall initially mean the parties set forth on Schedule I attached hereto and thereafter shall include any other former shareholder of North South who is registering Company securities on the Registration Statement or in any other registration statement under the Securities Act of 1933, as amended.  If, and whenever on or after the date hereof, the Company enters into a Modification Agreement, then (i) the Company shall provide you with notice thereof immediately following the occurrence thereof and (ii) the terms and conditions of this Lockup Agreement shall be, without any further action by you or the Company, automatically amended and modified in an economically and legally equivalent manner such that you shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Modification Agreement, provided that upon written notice to the Company at any time you may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Lockup Agreement or the Restrained Shares (as the case may be) shall apply to you as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to you and the Restrained Shares.

Anything contained herein to the contrary notwithstanding, any person to whom you transfer the Restrained Shares shall be bound by the terms of this Lockup Agreement to the extent Restrained Shares are transferred thereto.

In addition, you hereby waive, from the date hereof until the expiration of any and all rights, if any, to request or demand registration pursuant to the Act, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in your name or that are Restrained Shares (excluding those shares on the Registration Statement).  In order to enable the aforesaid covenants to be enforced, you hereby consent to the placing of legends and/or stop transfer orders with the transfer agent on the Restrained Shares.  This Lockup Agreement shall automatically terminate after the Lockup Period has ended.

Very truly yours,

Anthony Hayes, CEO

Agreed and Accepted:

__________________